EXHIBIT 11.2

                     ELECTRO-SENSORS, INC. AND SUBSIDIARIES
          CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
         INCOME FOR DETERMINATION OF EARNINGS PER SHARE OF COMMON STOCK

                                    RESTATED

===============================================================================================================================
                                                   Years Ended December 31,                Three Months Ended
                                                   -----------------------  ----------------------------------------------------
                                                   1996            1995     September 30, 1996    June 30, 1996   March 31, 1996
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
Common shares:
    Weighted average shares outstanding:
        Basic                                   1,941,163        1,901,840        1,942,753        1,942,243        1,940,270
        Stock options                              23,403           13,085           26,617           28,835           26,312
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        Diluted                                 1,964,566        1,914,925        1,969,370        1,971,078        1,966,582
=============================================================================================================================


    Net income applicable to basic
        earnings per share                     $  462,853       $  785,256       $  163,328       $  111,045       $  151,343
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    Net income applicable to diluted
        earnings per share                     $  462,853       $  785,256       $  163,328       $  111,045       $  151,343
=============================================================================================================================


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Earnings per share:
    Basic                                      $     0.24       $     0.41       $     0.20       $     0.11       $     0.06
    Diluted                                    $     0.24       $     0.41       $     0.20       $     0.11       $     0.06
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